Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MINIM, INC.

Minim, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Minim, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 25, 1993, and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 22, 2009, as amended by the Certificate of Amendment filed with the Secretary of State on November 16, 2015, the Certificate of Designation filed with the Secretary of State on November 16, 2015, the Certificate of Amendment filed with the Secretary of State on July 25, 2019, the Certificate of Amendment filed with the Secretary of State on June 2, 2021, the Certificate of Amendment filed with the Secretary of State on June 3, 2021, the Certificate of Correction filed with the Secretary of State on June 30, 2021, the Certificate of Amendment filed with the Secretary of State on July 23, 2021, the Certificate of Amendment filed with the Secretary of State on March 31, 2023, the Certificate of Designation filed with the Secretary of State on January 26, 2024, the Certificate of Amendment filed with the Secretary of State on March 6, 2024, and the Amended and Restated Certificate of Designation filed with the Secretary of State on October 8, 2024.

THIRD: A Certificate of Ownership and Merger was filed on March 30, 1993.

FOURTH: Article FIRST is here amended by replacing the reference to Minim, Inc. with “FiEE, Inc.”

FIFTH: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed on this February 27, 2025.

MINIM, INC.

By:	/s/ Li Wai Chung
	Name:	Li Wai Chung
	Title:	Chief Executive Officer